SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-12



                            MEMBERWORKS INCORPORATED
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                            MEMBERWORKS INCORPORATED
                            680 WASHINGTON BOULEVARD
                           STAMFORD, CONNECTICUT 06901


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 18, 2004



         The 2004 Annual Meeting of Stockholders of MemberWorks Incorporated (the "Company") will be held at the Westin Hotel, 1 First Stamford Place, Stamford, Connecticut 06902 at 9:30 a.m., local time, to consider and act upon the following matters:

     1. To consider and vote upon a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Vertrue Incorporated;

     2. To consider and vote upon a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to declassify the board of directors of the Company (the "Board of Directors") so that all directors are elected annually;

     3. To elect Scott N. Flanders, Michael T. McClorey and Edward M. Stern as directors for a term of three years, unless Proposal 2 above is approved by the stockholders, in which case all members of the Board of Directors shall stand for election;

     4. To consider and vote upon the adoption of the 2004 Long Term Incentive Plan (the "LTIP");


     5. To ratify the selection of PricewaterhouseCoopers LLP by the Board of Directors as the Company's independent auditors for the fiscal year ending June 30, 2005; and

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on September 20, 2004 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.


                                 By Order of the Board of Directors,



                                 James B. Duffy
                                 Secretary

Stamford, Connecticut
October 13, 2004

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT, AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            MEMBERWORKS INCORPORATED
                            680 WASHINGTON BOULEVARD
                           STAMFORD, CONNECTICUT 06901

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 18, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company and is to be mailed on or about October 29, 2004 to holders of record of the Company's Common Stock, $0.01 par value per share ("Common Stock"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on November 18, 2004 and at any adjournments of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

The Company's 2004 Annual Report to Stockholders and Annual Report on Form 10-K are being mailed to stockholders concurrently with this Proxy Statement.

VOTING SECURITIES AND VOTES REQUIRED

At the close of business on September 20, 2004, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 10,077,441 shares of Common Stock, constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

The presence or representation by proxy of the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting is required for each of the matters set forth in the accompanying Notice of Annual Meeting except Proposal 2, which requires the affirmative vote of 75% of the shares of Common Stock.

Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters that require the affirmative vote of a certain percentage of the shares voting on the matter.

                                   PROPOSAL 1

      APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
                INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board of Directors of the Company has unanimously approved, and is recommending that the stockholders vote in favor of, an amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to Vertrue Incorporated. The Company was organized in 1996 and did business as CardMember Publishing Corporation from 1989 to 1996. In August 1996, the Company changed its name from CardMember Publishing Corporation to MemberWorks Incorporated. The change was intended to reflect the ever-broadening base of membership services that the Company offers to its customers.

The Board of Directors believes that the proposed change in the Company's name will assist the Company in developing new marketing and sales strategies and will enhance the Company's brand equity and strengthen recognition of the Company by our customers, partners and stockholders. The change in the Company's name will not affect, in any way, the validity of currently outstanding stock certificates, nor will it be necessary for the Company's stockholders to surrender or exchange any stock certificates that they currently hold as a result of the name change. If the name change is approved at the annual meeting, the Company intends to promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware. In anticipation of the name change, the Company will begin doing business as Vertrue Incorporated on October 13, 2004 and the Company anticipates its stock beginning to trade under the trading symbol VTRU on or about October 15, 2004.

Attached to this Proxy Statement as Annex A is the proposed amendment to the Company's Amended and Restated Certificate of Incorporation with respect to the name change. Stockholders are urged to review Annex A in considering the amendment.

THE  BOARD OF  DIRECTORS  RECOMMENDS  THAT  STOCKHOLDERS  VOTE  "FOR"  THE ABOVE
PROPOSAL.

Approval of the above proposal related to the change of the Company's name will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock outstanding and entitled to vote on the record date. Stockholders may vote (1) "FOR," (2) "AGAINST," or (3) "ABSTAIN," from voting on Proposal 1.

                                   PROPOSAL 2

      APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
               INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

The Board of Directors of the Company has unanimously approved, and is recommending that the stockholders vote in favor of, an amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate the classification of the Company's Board of Directors so that each director would stand for election annually (the "Declassification Amendment").

The Board of Directors believes that the classified board structure has provided certain advantages to the Company, including the preservation of some degree of continuity of Board membership, which facilitates long-term planning and enhances the ability of the Board of Directors to implement business strategies. The classified board was intended to increase the commitment of members of the Board of Directors. The classified board protects stockholders against potentially coercive takeover tactics where a party attempts to acquire control on terms that do not offer the greatest value to all stockholders.

On the other hand, a classified board structure can reduce the accountability of directors. The election of directors is the primary means for stockholders to influence corporate governance policies and a classified Board of Directors structure reduces the accountability of directors because stockholders are unable to evaluate and elect all directors on an annual basis. Moreover, classified boards may discourage takeover proposals and proxy contests that could have the effect of increasing shareholder value. As a result, a number of corporations have determined that principles of good corporate governance dictate that all directors of a corporation should be elected annually.

All directors whose terms would not otherwise expire at the 2004 Annual Meeting have conditionally resigned (the "Conditional Resignation"), subject to approval and effectiveness of this Proposal 2. In the event the stockholders approve

Proposal 2, the directors will no longer be designated as Class I, II or III directors, and all of the seven current directors will stand for election at the 2004 Annual Meeting. For such purpose, and in such event, the Board of Directors has nominated the seven current members of the Board of Directors for election under the Amended and Restated Certificate of Incorporation, as amended by the Declassification Amendment, for one-year terms, ending at the 2005 Annual Meeting or until their successors are duly elected and qualified.

In the event the stockholders do not approve Proposal 2, the Conditional Resignation shall not take effect and the Board of Directors has nominated the three Class II directors for election under the existing Amended and Restated Certificate of Incorporation, to serve for a three-year term expiring at the Company's annual meeting in 2007 or until their successors are duly elected and qualified.

Attached to this Proxy Statement as Annex B is the proposed amendment to the Company's Amended and Restated Certificate of Incorporation with respect to the declassification of the Board of Directors. Stockholders are urged to carefully read the attached Annex B. If the Declassification Amendment is approved, the Company will file an amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly after the Declassification Amendment is approved by stockholders, upon which filing the Declassification Amendment will become effective.

THE  BOARD OF  DIRECTORS  RECOMMENDS  THAT  STOCKHOLDERS  VOTE  "FOR"  THE ABOVE
PROPOSAL.

Approval of the above proposal related to the approval of the declassification of the Board of Directors will require the affirmative vote of the holders of 75% of the outstanding shares of the Company's Common Stock outstanding and entitled to vote on the record date. Stockholders may vote (1) "FOR," (2) "AGAINST," or (3) "ABSTAIN," from voting on Proposal 2.

                                   PROPOSAL 3

                              ELECTION OF DIRECTORS

Under the current Amended and Restated Certificate of Incorporation, the Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. The Board currently consists of three Class II directors, whose terms expire at the 2004 Annual Meeting, two Class III directors whose terms expire at the 2005 Annual Meeting and two Class I directors whose terms expire at the 2006 Annual Meeting (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

If Proposal 2 is not approved, the terms of the three Class II directors,  Scott
N. Flanders, Michael T. McClorey and Edward M. Stern, will expire at the 2004 Annual Meeting. The Board of Directors has nominated Mr. Flanders, Mr. McClorey and Mr. Stern for re-election at the Annual Meeting, to serve for three-year terms.

If Proposal 2 is approved, only the terms of all of the Company's directors will expire at the 2004 Annual Meeting. The Board of Directors has nominated Mr. Ellison, Mr. Tesler, Mr. Flanders, Mr. McClorey, Mr. Stern, Mr. Johnson and Mr. Kamerschen to stand for re-election at the Annual Meeting, to serve for a one-year term.

The persons named in the enclosed proxy will vote to elect each of the persons nominated as directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. The Company has a Corporate Governance and Nominating committee and all nominations are approved by the Board of Directors. Each nominee has indicated his willingness to serve, if elected, but if any nominee should be unable to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES.

Set forth below are the name, age and certain other information with respect to each of the directors.

CLASS I DIRECTORS

Alec L. Ellison, 41, has been a director of the Company since 1989. Mr. Ellison has been affiliated with Broadview International LLC, an investment bank, since 1988 and has served as a Managing Director since 1993 and President since 2001. As of December 2003, Broadview International became a Division of Jefferies & Co., an investment banking firm. Mr. Ellison holds a B.A. from Yale University and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

Marc S. Tesler, 58, has been a director of the Company since 1996. From July 1995 to January 2001, he was a general partner of Technology Crossover Ventures, L.P., a private partnership specializing in information technology investments. Mr. Tesler received his B.S. from the University of Massachusetts and his M.B.A. from New York University.

CLASS II DIRECTORS

Scott N. Flanders, 47, has been a director since 2002. Mr. Flanders has been the Chairman and Chief Executive Officer of Columbia House since September 1999. Prior to joining Columbia House, Mr. Flanders co-founded and served as the Chairman of Telstreet.com, an e-commerce company, from January 1999 to September 1999. Previously, Mr. Flanders served as President of Macmillan publishing, a unit of Viacom, from January 1993 to December 1998. Mr. Flanders also serves on the Board of Directors of Freedom Communications and the Gazelle Fund. Mr. Flanders, a certified public accountant, holds a B.A. from the University of Colorado and a J.D. from Indiana University.

Michael T. McClorey, 45, has been a director of the Company since 2001. Mr. McClorey served as President of Health Services Marketing, an operating unit of Catalina Marketing Corporation, a targeted marketing firm, and as a member of the Office of the President from February 2000 to August 2002. He also served as Chief Executive Officer of Health Resource Publishing Company, a subsidiary of Catalina Marketing Corporation, from April 1995 to August 2002 and as President from April 1995 to February 2002. Mr. McClorey holds a B.B.A. in finance from the University of Cincinnati.

Edward M. Stern, 45, has been a director of the Company since 2002. Since April 2004, Mr. Stern has served as the President and Chief Executive Officer of Neptune Regional Transmission System, LLC, a company which is developing an approximately $600 million, 600 megawatt, 67 mile undersea electric transmission system that will interconnect Sayreville, New Jersey with Long Island, New York. From April 1991 through February 2004, Mr. Stern was employed by CHI Energy, Inc., an energy company which owned or operated nearly one hundred power plants in seven countries, specializing in renewable energy technologies including hydroelectric projects and wind farms. While at CHI Energy, Inc., Mr. Stern served as General Counsel and, commencing in 1999, as President, Director and Chief Executive Officer. Mr. Stern currently serves on the Board of Directors of Energy Photovoltaics, Inc., a Princeton, NJ based manufacturer of solar energy products and systems. Mr. Stern received BA, JD and MBA degrees from Boston University and is a member of the Massachusetts Bar and the Federal Energy Bar.

CLASS III DIRECTORS

Gary A. Johnson, 49, a co-founder of the Company, has served as President and Chief Executive Officer and a director of the Company since its inception in 1989. Mr. Johnson received a B.S. from Tufts University and an M.B.A. from Harvard Business School.

Robert Kamerschen, 68, has been a director of the Company since 2002 and is the retired Chairman and Chief Executive Officer of Advo, Inc., a leading full services targeted direct mail company and NYSE-listed company, where he served as CEO from 1988 to 1999. He also served as Chairman and CEO of DIMAC
Corporation, a full service direct marketing company from September 1999 to February 2002. DIMAC Corporation filed a voluntary petition for reorganization under the U.S. bankruptcy laws in April 2000, successfully emerged from bankruptcy in February 2001 and was subsequently sold approximately one year after Mr. Kamerschen's departure. Mr. Kamerschen has also served in key leadership roles in a number of prominent sales and marketing driven businesses involving significant turnaround and/or transformation initiatives. Mr. Kamerschen currently serves on the boards of IMS Health Incorporated, Linens-N-Things, Inc., RadioShack Corporation, MDC Partners, Inc., and R.H. Donnelley Corporation. Mr. Kamerschen received a B.S. and M.B.A from Miami University (Ohio).

BOARD AND COMMITTEE MEETINGS

The Board of Directors held eleven meetings during fiscal 2004. All directors attended more than 75% of the meetings during fiscal 2004, except for Mr. Ellison who attended 64% of the meetings. All directors attended the 2003 Annual Meeting. The Board of Directors currently has an Audit Committee, an Executive Officer Development and Compensation Committee and a Corporate Governance and Nominating Committee. The Board of Directors has determined that currently the following members are independent in accordance with the published listing requirements of The NASDAQ Stock Market ("NASDAQ"): Mr. Tesler, Mr. Flanders, Mr. McClorey, Mr. Stern and Mr. Kamerschen. The roles, responsibilities and duties of the Board of Directors and each of its Committees are formalized in written charters, all of which are available upon written request. All written requests should be sent to the attention of the Company's General Counsel.

AUDIT COMMITTEE
The Company's Audit Committee is responsible for the appointment of the Company's independent auditors, discussing and reviewing the scope and the fees of the annual audit and reviewing the results thereof with the independent auditors, reviewing and approving non-audit services of the independent certified public accountants, reviewing compliance with existing major accounting and financial policies of the Company, reviewing the adequacy of the financial organization of the Company, and reviewing management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices. The Company's consolidated financial statements are currently audited by PricewaterhouseCoopers LLP. The Audit Committee met six times during fiscal 2004 with representatives from PricewaterhouseCoopers LLP. The members of the Audit Committee are Mr. Flanders (Chairperson), Mr. McClorey and Mr. Tesler. The Board of Directors has reviewed the composition of the Audit Committee and has determined that all members of the Audit Committee are independent within the meaning of the revised listing standards of NASDAQ and that the Audit Committee contains at least one financial expert, Mr. Flanders.

EXECUTIVE OFFICER DEVELOPMENT AND COMPENSATION COMMITTEE
The Company's Executive Officer Development and Compensation Committee assists the Board of Directors in developing and implementing the Company's executive compensation practices and incentive-based and equity-based compensation plans as well as oversees the development of the Company's executive officers. The Committee has authority to grant stock options under the Company's 1996 Stock Option Plan, 1995 Executive Officers Stock Option Plan and the 1995 Non-Employee Directors Stock Option Plan to all employees, directors and officers of the Company, including those persons who are required to file reports pursuant to
Section 16(a) of the Exchange Act. The Committee also administers the Company's Amended 1990 Stock Option Plan and the Company's 1996 Employee Stock Purchase Plan. The Committee has a policy prohibiting the Company from loaning money to executive officers and Directors for personal purposes. The Committee met eight times during fiscal 2004. The members of the Executive Officer Development and Compensation Committee are Mr. Ellison, Mr. Kamerschen (Chairperson) and Mr. Stern.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The Company's Corporate Governance and Nominating Committee is responsible for assisting the Board of Directors in identifying individuals qualified to become members of the Board and its committees, recommending to the Board nominees for director in connection with the Company's proxy statement and annual meeting of stockholders and assisting the Board in developing and implementing the Company's Corporate Governance Principles. The Committee also oversees the evaluation of the Board of Directors and reviews and resolves conflict of interest situations. The Corporate Governance and Nominating Committee met 2
times during fiscal 2004. Mr. Kamerschen, Mr. McClorey and Mr. Stern (Chairperson) are members of the Corporate Governance and Nominating Committee and the Board of Directors has reviewed the composition of the Corporate Governance and Nominating Committee and has determined that all members are independent within the meaning of the revised listing standards of NASDAQ. Stockholders wishing to recommend candidates for consideration by the Corporate Governance and Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications. The Committee evaluates candidates for director on the basis of their understanding of marketing, finance and the Company's business, as well as the candidate's educational and professional background. The Board of Directors has a written Corporate Governance and Nominating Committee Charter, a copy of which is filed as Annex D to this Proxy Statement.

CORPORATE GOVERNANCE PRINCIPLES

The Board of Directors has adopted a set of Corporate Governance Principles and the Corporate Governance and Nominating Committee is responsible for overseeing the Principles and reporting recommendations to the Board concerning corporate governance matters. The Principles include the following items concerning the
Board:

o Board Composition - The Board believes that the Board should be composed of no less than five and no more than eight members, a majority of which must be independent in accordance with the published listing requirements of NASDAQ. The Board periodically evaluates whether a larger or smaller number of directors would be preferable.

o Board Meetings - Independent directors meet on a regular basis apart from other Board members and management and the Chairman of the Board is responsible for setting the agenda. Directors have access to Company employees to ensure that they can ask questions and obtain information necessary to fulfill their duties. The independent directors of the Company meet periodically, but at least twice annually, in executive session with no management directors or management present.

o Board Self-Evaluation - The Corporate Governance and Nominating Committee is responsible for conducting an annual evaluation of the performance of the full Board and reporting its conclusions to the Board.


DIRECTOR COMPENSATION AND STOCK OPTIONS

The Company's directors did not receive any compensation for their services on the Board of Directors or any committee thereof in fiscal 2004. However, they are reimbursed for expenses incurred in connection with their attendance at Board or committee meetings. All directors, except for Mr. Johnson, are non-employee directors and are eligible to receive options to purchase shares of Common Stock pursuant to the 1995 Non-Employee Director Stock Option Plan and the 1996 Stock Option Plan. Options granted under these plans have a term of 10 years and become exercisable in four equal annual installments. No options were granted to any director during fiscal 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information based on the latest available public information, with respect to the beneficial ownership of the Company's Common Stock as of September 10, 2004 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company and
(iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group:


        Name and Address of                                              Number of Shares        Percentage of Common
        Beneficial Owners                                             Beneficially Owned (1)    Stock Outstanding (2)
        -----------------                                            ------------------------- -------------------------
        Thomas W. Smith (3)
        323 Railroad Avenue
        Greenwich, CT  06830                                                 2,253,593                    22.3%

        Prescott Investors, Inc.
        323 Railroad Avenue
        Greenwich, CT  06830                                                 1,596,859                    15.8%

        Newberger Berman LLC
        605 Third Avenue
        New York, NY 10158                                                   1,455,800                    14.4%
        Scott Vassalluzzo (4)
        323 Railroad Ave
        Greenwich, CT 06830                                                  1,430,760                    14.1%

        Thomas N. Tryforos (5)
        323 Railroad Avenue
        Greenwich, CT  06830                                                 1,427,974                    14.1%

        Waddell & Reed Asset Management Co.
        6300 Lamar Avenue
        Overland Park, KS 66202                                                794,762                     7.9%

        Integral Capital Partners
        3000 Sand Hill Rd Suite 240
        Menlo Park, CA 94025                                                   781,764                     7.7%
        Barclays Global Investors
        45 Freemont Street
        San Francisco, CA 94105                                                713,967                     7.1%

        DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES
        Gary A. Johnson (6)                                                  1,110,261                    10.5%
        James B. Duffy (7)                                                     332,516                     3.2%
        David Schachne (8)                                                     192,307                     1.9%
        Vincent DiBenedetto (9)                                                155,594                     1.5%
        Alec L. Ellison (10)                                                    66,134                     *
        Marc S. Tesler (11)                                                     55,593                     *
        Michael T. McClorey (12)                                                27,630                     *
        Edward M. Stern (13 )                                                   27,000                     *
        Robert Kamerschen (14)                                                  15,500                     *
        Scott N. Flanders                                                        1,000                     *
        William T. Olson                                                             -                     *
        All current directors and executive officers as a group
        (9 persons)(6)(7)(9)(10)(11)(12)(13)(14)                             1,791,228                    16.0%
-------------
* Less than or equal to 1%.

(1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options that are currently exercisable or exercisable within 60 days after September 10, 2004.

(2) Calculated by taking the named persons' beneficial ownership as disclosed above as a percentage of the total number of shares outstanding of 10,113,610 as of September 10, 2004, plus any shares subject to options held by the person in question that are currently exercisable or exercisable within 60 days after September 10, 2004.

(3) Includes 1,510,193 shares held by Prescott Investors, Inc. which Mr. Smith, as investment manager for Prescott Investors, Inc., may be deemed to beneficially own.

(4) Includes 1,415,700 shares held by Prescott Investors, Inc. which Mr. Vassalluzzo, as investment manager for Prescott Investors, Inc., may be deemed to beneficially own.

(5) Includes 1,367,366 shares held by Prescott Investors, Inc. which Mr. Tryforos, as investment manager Prescott Investors, Inc., may be deemed to beneficially own.

(6) Includes 510,261 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 10, 2004. Includes 54,000 shares held in trust for the benefit of Mr. Johnson's children. Mr. Johnson disclaims beneficial ownership of such shares.

(7) Includes 307,651 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 10, 2004.

(8) Includes 192,307 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 10, 2004

(9) Includes 70,240 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 10, 2004.

(10) Includes 50,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 10, 2004.

(11) Includes 50,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 10, 2004.

(12) Includes 25,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 10, 2004.

(13) Includes 25,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 10, 2004 of which Mr. Stern disclaims beneficial ownership of such shares.

(14) Includes 12,500 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 10, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareowners are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2004 and upon a review of Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2004, or upon written representations received by the Company from certain reporting persons that no Forms 5 were required for those persons, the Company believes that no director, executive officer or greater-than-ten-percent shareholder failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 2004, except for the following:

o Mr. Gary Johnson, Mr. James Duffy, Mr. Vincent DiBenedetto, Mr. David Schachne and Mr. William Olson, all Named Executive Officers of the Company, inadvertently failed to file on a timely basis a Form 4 with respect to option grants that occurred on July 23, 2003.

o Mr. Gary Johnson and Mr. James Duffy inadvertently failed to file on a timely basis a Form 4 with respect to option grants that occurred on January 22, 2004.

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following table sets forth certain compensation information for the fiscal years indicated, of (i) our Chief Executive Officer and (ii) the four other most highly compensated executive officers who served as our executive officers during the year ended June 30, 2004 (collectively, the "Named Executive Officers"):



                                                SUMMARY COMPENSATION TABLE

                                                    Annual                  Long-term
                                                Compensation (1)          Compensation
                                             ---------------------         -----------
                                                                            Securities
                                                                            Underlying             All Other
                                 Fiscal      Salary       Bonus               Options            Compensation
Name and Principal Position       Year         ($)         ($)             (Shares) (2)             ($) (3)
---------------------------       -----        ---         ---             ------------              -------
Gary A. Johnson                   2004        600,000    1,227,600               42,000                  384
  President and Chief             2003        579,400    1,242,300              120,000                  375
  Executive Officer               2002        550,000      935,000              103,796                  375

David Schachne                    2004        385,000      515,038               10,000                1,509
  Senior Vice President,          2003        385,000      154,000               20,000                1,500
  New Business Development        2002        385,000      154,000               34,049                1,388

James B. Duffy                    2004        405,000      414,315               22,000                1,509
  Executive Vice President        2003        404,600      433,800               60,000                1,500
  and Chief Financial Officer     2002        385,000      327,250               49,427                1,388

Vincent DiBenedetto               2004        400,400      119,640               10,000                1,509
  Executive Vice President,       2003        400,400      142,500               30,000                1,125
  Health and Insurance Services   2002        400,400       83,300               20,320                    -

William T. Olson III(4)           2004        328,122       96,768               10,000              396,178  (5)
  Executive Vice President        2003        335,000      127,300               20,000                1,500
  Sales and Client Services       2002        335,000      120,600                8,512                1,388

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the Named Executive Officer during the fiscal years ended June 30, 2004, 2003, and 2002.

(2) The Company did not grant any restricted stock awards or stock appreciation rights during the year ended June 30, 2004, 2003 and 2002.

(3) The amounts reported in this column consist solely of the Company's matching contributions under the 401(k) Profit Sharing Plan.

(4)      Mr. Olson resigned from his employment with the Company in May 2004.

(5) Represents $394,669 of severance payable to Mr. Olson pursuant to his separation agreement. Pursuant to Mr. Olson's voluntary separation agreement, Mr. Olson will receive $394,669 in salary continuation and other benefits, payable bi-weekly for 52 weeks. The Company will also provide Mr. Olson with health, dental and life insurance through the end of the severance period or until Mr. Olson becomes covered under another group plan, whichever occurs first. In addition, Mr. Olson remained eligible for his bonus in fiscal 2004 and may continue to exercise any vested options until October 26, 2004. Mr. Olson agreed to a one-year non-compete agreement and provided a release of all claims against the Company and related entities and parties.

OPTION GRANTS

The following table sets forth certain information concerning option grants during the fiscal year ended June 30, 2004 to the Named Executive Officers:



                                       OPTION GRANTS IN LAST FISCAL YEAR

                                                Individual Grants
                         -----------------------------------------------------------------
                             Number of                                                    Potential Realizable Value At
                            Securities      Percent of Total                            Assumed Annual Rates of Stock Price
                            Underlying     Options Granted to   Exercise                 Appreciation for Option  Term (2)
                             Options         Employees in        Price      Expiration  ------------------------------------
          Name              Granted (#)     Fiscal Year (1)      ($/Sh)         Date          5% ($)          10% ($)
          ----              -----------     ---------------      ------         ----          ------          -------
Gary A. Johnson               30,000             12.5%            20.86       7/22/13        393,543          997,316
                              12,000              5.0%            31.25       1/21/14        235,828          597,634

David Schachne                10,000              4.2%            20.86       7/22/13        131,181          332,439

James B. Duffy                10,000              4.2%            20.86       7/22/13        131,181          332,439
                              12,000              5.0%            31.25       1/21/14        235,828          597,634

Vincent DiBenedetto           10,000              4.2%            20.86       7/22/13        131,181          332,439

William T. Olson III          10,000              4.2%            20.86       7/22/13        131,181          332,439

(1) In fiscal 2004, the Company granted 240,000 stock options to Company employees and this number was used in calculating the percentage.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised. Values shown are net of the option exercise price, but do not include deductions for tax or other expenses associated with the exercise. These options generally vest and become exercisable in four equal annual installments (i.e. 25% per year) and expire at the earlier of termination of employment or ten years from date of grant. In the event of a change in control of the Company, the Board has the discretion to provide that all options become exercisable in full immediately prior to such event.

OPTION EXERCISES AND HOLDINGS

The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended June 30, 2004 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 2004:


                                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                           AND FISCAL YEAR-END OPTION VALUES

                                                            Number of Securities Underlying     Value of Unexercised
                                                             Unexercised Options At Fiscal     In-the-money Options At
                          Shares Acquired  Value Realized            Year-end (#)              Fiscal Year-end ($)(1)
   Name                     On Exercise (#)       ($)           Exercisable/unexercisable     Exercisable/ Unexercisable
  -----                    ---------------       ---           -------------------------     --------------------------
  Gary A. Johnson                 6,666          130,928         428,545 / 202,165             5,666,353 / 3,253,543

  David Schachne                 50,000        1,139,338         164,398 / 53,921               1,172,298 / 761,810

  James B. Duffy                 60,000        1,795,554         275,897 / 103,610             3,594,442 / 1,567,164

  Vincent DiBenedetto                 -                -          55,160 / 55,160               567,583 / 1,238,576

  William T. Olson III           84,256        1,056,041            0 / 54,256                     0 / 1,591,166

(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on June 30, 2004 ($29.62) for those options which have an exercise price below the Company's stock price on June 30, 2004.


EQUITY COMPENSATION PLAN INFORMATION

The  following  table   summarizes   information   about  the  Company's  equity
compensation plans as of June 30, 2004.


                                                                                               Number of Securities
                                                                                              Remaining Available for
                                              Number of Securities                             Future Issuance Under
                                               to be Issued Upon       Weighted-average      Equity Compensation Plans
                                                  Exercise of         Exercise Price of             (Excluding
Plan Category                                 Outstanding Options    Outstanding Options      Securities Reflected in (a)
--------------                               ----------------------- ---------------------  ----------------------------
                                                      (a)                      (b)                        (c)
Equity compensation plans approved by
   security holders                                  1,772,000            $      22.35                 837,000
Equity compensation plans not approved by
   security holders (1)                              1,533,000            $      17.50                  63,000
                                             ----------------------- ---------------------  ----------------------------
Total                                                3,305,000            $      20.10                 900,000
                                             ======================= =====================  ============================



(1) These shares represent an increase in the share reserve during 2002 under the 1996 Stock Option Plan. These options have an exercise price per share that is equal to or greater than the fair market value at the date of grant and they generally become exercisable over a four to five year period and expire at the earlier of termination of employment or ten years from the date of grant.

DEFINED BENEFIT PLAN TABLE

Effective January 1, 2004, the Company has an unfunded, nonqualified defined benefit pension plan that provides retirement benefits to certain executives selected by the Executive Officer Development and Compensation Committee of the Board of Directors. The following table shows the estimated annual benefits payable to the individuals indicated assuming the required 10 years of service is attained and normal retirement age of 60 under the terms of the defined benefit pension plan:



                       Years of Accrued Service       Estimated Normal
Name                         Through 2004          Retirement Benefit (a)
----                         ------------          ----------------------

Gary A. Johnson                   14                      $ 230,000

David Schachne                    13                      $ 120,000

James B. Duffy                     8                      $ 120,000

Vincent DiBenedetto                9                      $ 120,000

(a) The annual benefits payable to the individuals indicated above would be reduced by 50% assuming early retirement (age 55).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of the closing of the Company's initial public offering in October 1996, the Company adopted a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms that are no less favorable to the Company than could be obtained from unaffiliated third parties. However, the policy does not allow for the grant of any personal loans to or for any director or executive officer.

As of June 17, 2004, the Company has engaged Broadview International LLC for investment banking services. Mr. Ellison, a member of the board of directors of MemberWorks, is the President and a Managing Director of Broadview International LLC. No fees were incurred in connection with these services during fiscal 2004.

For a description of option grants to certain executive officers of the Company, see "Executive Compensation -- Option Grants."


     REPORT OF THE EXECUTIVE OFFICER DEVELOPMENT AND COMPENSATION COMMITTEE

The Executive Officer Development and Compensation Committee of the Board of Directors is composed of three independent non-employee directors, Mr. Ellison, Mr. Kamerschen and Mr. Stern. The Executive Officer Development and Compensation Committee is responsible for establishing and administering the policies that govern both annual compensation and performance-based equity ownership of the Company's executive officers.

This report is submitted by the Compensation Committee and addresses the Company's policies for 2004 as they applied to the Company's executive officers, including the Named Executive Officers.

COMPENSATION PHILOSOPHY

The objectives of the executive compensation program are to (i) align compensation with business objectives, individual performance and the interests of shareholders, (ii) motivate and reward high levels of performance, (iii) recognize and reward the achievement of Company goals and (iv) enable the Company to attract and retain key executives.

In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and stock option grants, the Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic marketing, distribution and development alliances, product development and enhancement of the Company's strategic position, as well as on the Company's overall financial performance.

EXECUTIVE COMPENSATION IN FISCAL 2004

The compensation programs for the Company's executives established by the Committee consist of four elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace; (ii) bonus grants based on individual and Company performance; (iii) stock-based equity incentive in the form of participation in the 1996 Stock Option Plan, the 1995 Executive Officers' Stock Option Plan and the 1996 Employee Stock Purchase Plan and (iv) perquisites that in total do not exceed $50,000 in value. The Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company and its stockholders. The Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary level, bonuses and equity incentives to award to each current executive officer, the Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company. In addition, the Executive Officer Development and Compensation Committee has retained an independent outside compensation consulting firm, with whom the Committee meets at least annually.

In determining the salary and bonuses of each executive officer, including the Named Executive Officers, the Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel, (iii) the Company's competitive position, including market data on the compensation of executive officers of comparable companies and (iv) the Company's financial performance measured against financial targets approved by the Board of Directors and the Committee. To the extent determined to be appropriate, the Committee also considers general economic conditions and the historic compensation levels of the individual.

Stock option grants made pursuant to the 1995 Executive Officers' Stock Option Plan and the 1996 Stock Option Plan in the fiscal years ended June 30, 2004, 2003 and 2002 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of vesting arrangements applicable to such stock options, also serve as a means of retaining these individuals. In making stock option grants to executives, the Committee considers a number of factors, including the performance of the executive, the responsibilities of the executive, and the executive's current stock or option holdings. In fiscal 2004, the Committee decided to reduce the number of stock options granted to the Named Executive Officers as compared to the prior year to better align the interests of the Named Executive Officers and stockholders, reduce dilution risk of stockholders and better align executive compensation with current marketplace trends.

BENEFITS

The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. Additionally, in fiscal 2004, certain of the Company's executive officers became entitled to participate in the Company's LTIP plan, which is subject to stockholder approval as described herein, and a nonqualified defined benefit retirement plan. These additional benefits were incorporated in order to offset the financial impact of the reduction in the number of stock options granted to the Named Executive Officers. The Company's 1996 Employee Stock Purchase Plan, which is available to virtually all employees, including certain executive officers and directors who are employees, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN FISCAL 2004

The compensation philosophy applied by the Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company - to provide a competitive compensation opportunity that rewards performance.

During fiscal 2004, Mr. Johnson served as President and Chief Executive Officer of the Company and was paid a base salary of $600,000 and a bonus of $1,227,600. The Committee determined Mr. Johnson's base salary based on the same market criteria used for other senior officers. The determination of Mr. Johnson's bonus was based upon the successful attainment of specific financial goals established by the Committee. For fiscal 2004, the financial goals were based on revenue and operating income targets. Based on the Company's results, Mr. Johnson's bonus plan provided for a pay out of 102% of the target amount. Mr. Johnson was also granted options to purchase 42,000 shares of Common Stock at a weighted average exercise price of $23.83 per share under the 1996 Stock Option Plan.

COMPLIANCE WITH SECTION 162(M) OF THE CODE

Section  162(m) of the Internal  Revenue Code of 1986,  as amended (the "Code"), enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or certain of its other highly compensated employees. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Committee believes that it is in the best interests of the Company's stockholders to comply with such tax law, while still maintaining the goals of the Company's executive compensation program. Accordingly, where it is deemed necessary and in the best interests of the Company to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company's business strategy, the Committee will recommend, and the Company is expected to pay, compensation to executive officers which may exceed the limits of deductibility.

                                 EXECUTIVE OFFICER DEVELOPMENT AND
                                 COMPENSATION COMMITTEE

                                 Alec L. Ellison
                                 Robert Kamerschen
                                 Edward M. Stern

                             STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from June 30, 1999 to June 30, 2004 with the cumulative total return over the same period of (i) the NASDAQ Total Return Index (U.S.) and (ii) the Dow Jones Consumer Services Index. This comparison assumes $100 was invested on June 30, 1999 in the Company's Common Stock, the NASDAQ Total Return Index (U.S.) and the Dow Jones Consumer Services Index and assumes dividends, if any, are reinvested.

                                [GRAPHIC OMITTED]



                                   COMPARISON OF CUMULATIVE TOTAL RETURN
  --------------------------------------------------------------------------------------------------------------
                                         June 30,    June 30,    June 30,    June 30,    June 30,    June 30,
                                           1999        2000        2001        2002        2003        2004
  --------------------------------------------------------------------------------------------------------------
  MemberWorks Incorporated                $ 100.00    $ 115.95    $  79.79    $  63.90    $  68.34    $ 102.14
  --------------------------------------------------------------------------------------------------------------
  Nasdaq Total Return Index (U.S.)        $ 100.00    $ 147.83    $  80.27    $  54.68    $  60.71    $  76.52
  --------------------------------------------------------------------------------------------------------------
  Dow Jones Consumer Services Index       $ 100.00    $  89.42    $  75.47    $  73.13    $  91.95    $ 118.87
  --------------------------------------------------------------------------------------------------------------

                                   PROPOSAL 4

            APPROVAL OF ADOPTION OF THE 2004 LONG TERM INCENTIVE PLAN

The Board of Directors of the Company has recommended and asks that you approve the LTIP. The Board adopted the LTIP on January 22, 2004, subject to stockholder approval. The Company believes that the ability to make long-term incentive compensation awards is an essential part of its compensation program and the Company would be at a significant disadvantage with respect to its competitors if it was unable to offer long-term incentive compensation opportunities awards to its officers, employees and directors. In the event that shareholders do not approve the LTIP, the Company will have no long-term incentive plans.

The following is a general description of the material features of the LTIP. A copy of the LTIP is attached as Annex C to this Proxy Statement. Approval of the above proposal related to the LTIP will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock outstanding and entitled to vote on the record date. Stockholders may vote (1) "FOR," (2) "AGAINST," or (3) "ABSTAIN," from voting on Proposal 4.

THE  BOARD OF  DIRECTORS  RECOMMENDS  THAT  STOCKHOLDERS  VOTE  "FOR"  THE ABOVE
PROPOSAL.

PURPOSES AND ELIGIBILITY

The LTIP provides incentive to certain officers and employees of the Company and its subsidiaries with competitive incentive compensation opportunities based on the achievement of specified performance goals. The Executive Officer Development and Compensation Committee of the Board of Directors has the sole authority and discretion to designate the employees who are eligible for a LTIP award, subject to the terms of the Plan. The Executive Officer Development and Compensation Committee is referred to as the Committee. In determining the amount and form of an award, consideration will be given to the functions and responsibilities of the employee, his or her potential contributions to the success of the Company and other factors deemed relevant by the Committee. As of September 20, 2004, seven individuals are eligible to receive awards under the LTIP.

EFFECTIVE DATE AND EXPIRATION

If approved by the stockholders, the LTIP would become effective for the Company's fiscal year 2004 and shall expire on the fifth anniversary of the date of such stockholder approval, unless terminated earlier by the Board. Upon approval of the LTIP by the stockholders, all LTIP awards awarded under the LTIP on or after July 1, 2003 shall be fully effective as if the stockholders had approved the plan as of July 1, 2003.

MAXIMUM AMOUNT OF LONG-TERM INCENTIVE AWARDS

A maximum of $3 million for each three-year performance period may be awarded to any one participant.

LONG-TERM INCENTIVE PERFORMANCE AWARDS

The Committee may grant long-term incentive performance awards payable in cash or stock at the end of a 3-year performance period. A separate 3-year performance period begins each fiscal year and, accordingly, the fiscal years included in a 3-year performance period will overlap. Payment will be contingent upon the achievement of pre-established performance goals (as discussed below) by the end of the 3-year performance period. The Committee has the sole authority to determine the range of the payment values of an award and the performance goals required before payment will be made. In general, a participant will not be entitled to payment of a long-term incentive performance award unless the participant is continuously employed by the Company until the end of the 3-year performance period, except in cases of the participant's death or total disability. If the Committee determines that a participant's employment has terminated during the 3-year performance period due to retirement or an involuntary termination without cause, the participant will receive a pro-rata portion of the award payable for that performance period.

PERFORMANCE GOALS

The LTIP contains provisions intended to enable compensation paid to those executive officers whose compensation is subject to the deduction limitations of
Section 162(m) of the Internal Revenue Code to qualify as "performance-based compensation" that will be fully deductible by the Company. At the beginning of a 3-year performance period, the Committee will establish objective business performance goals for the performance period. The goals will be comprised of specified levels of one or more of the following criteria: net income growth; cash flow growth; sales growth; pre-tax or post-tax profit levels; expense reduction levels; implementation of critical projects or processes; cash flow per share; earnings per share; total stockholder return; market price of the Company's Common Stock. The performance goals may be measured solely on a corporate, subsidiary or operating unit bases, or a combination thereof.

CHANGE IN CONTROL

For purposes of the LTIP, "Change in Control" shall mean any of the following events:

1. The acquisition by any person or entity of more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

2. More than 50% of the persons serving as directors of the Company as of July 1, 2004 and those replacements or additions subsequently approved a majority of the members of the Company's Board of Directors, are replaced during any 12-month period by directors whose appointment or election is not endorsed by more than 50% of the members of the Company's Board of Directors.

3. Any person or entity acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or in excess of seventy-five percent (75%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

4. The stockholders of the Company approve a plan of complete liquidation of the Company.

Upon a Change in Control, the following provisions will apply:

1. The LTIP award for each performance period which has not been completed as of the date of the Change in Control shall be determined by applying the performance goals applicable to the LTIP award as if the performance cycle had ended on the last day of the fiscal quarter immediately preceding or coincident with the date of such event.

2. The amount payable to a participant for each such uncompleted performance cycle will be equal to a pro rata portion, based on the number of full calendar months from the beginning of the performance cycle until the date of the Change in Control, of such participant's LTIP award for the performance cycle. The amount payable to the participant shall be paid in cash as soon as practicable, but in no event later than thirty days after such event.

LIQUIDATION, DISSOLUTION

Upon a liquidation or dissolution of the Company, all outstanding LTIP awards granted shall become immediately vested and payable to participants. The amount payable for each LTIP award shall be determined by applying the performance goals applicable to the LTIP award as if the performance cycle had ended on the last day of the fiscal quarter immediately preceding or coincident with the date of such liquidation or dissolution. The amount payable to each participant shall be paid in cash as soon as practicable, but in no event later than thirty days after such event.

AMENDMENT

The Board can amend, suspend or terminate the LTIP, but cannot, without the stockholders' approval, do any of the following:

1. Increase the maximum amount of any LTIP award that may be paid under the plan, or otherwise materially increase the benefits accruing to any participant under the plan;

2. Materially modify the requirements as to eligibility for participation in the plan; or

3.       Change the material terms of a stated performance goal.

PLAN BENEFITS

Because awards under the LTIP are determined by the Committee in its sole discretion, the Company cannot determine the benefits or amounts that will be received or allocated in the future under the LTIP.

                                   PROPOSAL 5

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1990. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

All of the services rendered by PricewaterhouseCoopers LLP are permissible under applicable laws and regulations and are pre-approved by the Audit Committee prior to engaging the auditor. These services are actively monitored by the Audit Committee to maintain the appropriate objectivity and independence in PricewaterhouseCoopers' core work, which is the audit of the Company's consolidated financial statements. The following table sets forth aggregate fees billed to us during fiscal years 2004 and 2003 by PricewaterhouseCoopers LLP:

                                       2004                   2003
                                       ----                   ----

 Audit fees                    $         519,000     $          333,000
 Audit related fees                      742,000                 54,000
 Tax fees                                182,000                 16,000
 All other fees                                -                576,000
                                ----------------     ------------------
 Total fees                    $       1,443,000     $          979,000
                               =================     ==================

Audit fees - These are fees for professional services performed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements and review of financial statements included in the Company's 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit related fees - These are fees for assurance and related services performed by PricewaterhouseCoopers LLP that are related to the performance of the audit or review of the Company's financial statements. This includes: employee benefit plans, attestations that are not required by statute or regulation, due diligence related to mergers and acquisitions and consulting on financial accounting and reporting standards.

Tax fees - These fees are for tax compliance services, including the preparation of the tax returns and tax advisory services.

All other fees - These fees were fees billed by PricewaterhouseCoopers LLP for the implementation of Customer Relationship Management systems. As of January 2003, the Company no longer utilized these consulting services provided by PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP did not bill the Company during the fiscal year ended June 30, 2004 for any financial information systems design and implementation services.

The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors reviews the Company's financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board of Directors. The adequacy of the charter is evaluated annually.

The Audit Committee consists of Mr. Flanders, Mr. McClorey and Mr. Tesler. None of the members are officers or employees of the Company and all members of the Audit Committee are independent within the meaning of the applicable rules governing audit committees. The Board of Directors has determined that Mr. Flanders is an audit committee financial expert, as defined by SEC guidelines.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for appointing, monitoring and managing the independent auditors.

In carrying out its duties, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended June 30, 2004, with the Company's management and its independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees, as amended."

In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees."

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for its audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of its examination, the evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2004, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2005.

                                                  AUDIT COMMITTEE

                                                  Scott N. Flanders
                                                  Michael T. McClorey
                                                  Marc S. Tesler


                                 CODE OF CONDUCT

The Company has a Code of Conduct which requires all employees and directors, including the Named Executive Officers and senior management, to read and to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees and directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Code of Conduct was filed as Exhibit 14 to the Company's Quarterly Report on Form 10-Q filed on May 14, 2004.

                                  OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                              SOLICITATION EXPENSES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                             STOCKHOLDERS' PROPOSALS

Proposals of stockholders intended to be presented at the 2005 Annual Meeting must be received by the Company at its principal office in Stamford, Connecticut not later than June 3, 2005 for inclusion in the proxy statement for that meeting.

                          COMMUNICATIONS WITH THE BOARD

The Company's Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, or the directors as a group by sending such written communication to the Company's General Counsel at the Company's principal executive office, 680 Washington Boulevard, Stamford, Ct 06901. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the General Counsel, to be inappropriate for submission to the intended recipient(s).

                                        By Order of the Board of Directors,


                                        /s/ JAMES B. DUFFY
                                        ------------------------------------
                                            James B. Duffy
                                            Secretary

October 13, 2004

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, YOU MAY VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT, AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                         ANNEX A


                            MEMBERWORKS INCORPORATED

             PROPOSED AMENDMENT TO ARTICLE FIRST OF THE AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION


                     FIRST: The name of the Corporation is:

                              Vertrue Incorporated.

                                                                         ANNEX B


                            MEMBERWORKS INCORPORATED

            PROPOSED AMENDMENT TO ARTICLE ELEVENTH OF THE AMENDED AND
                      RESTATED CERTIFICATE OF INCORPORATION

ELEVENTH:

               1. Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation's By-Laws.

               2. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

               3. Terms of Office. The term of office of each director elected at an annual meeting, or elected or appointed at any time in the period between annual meetings, shall expire at the next annual meeting of shareholders following such election or appointment. Each director elected or appointed shall serve until his successor shall be elected and qualify, or until his earlier death, resignation, removal or disqualification. Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, but any such director so elected shall hold office only until the next succeeding annual meeting of stockholders. At such annual meeting, such director or a successor to such director shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

               4. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Amended and Restated Certificate of Incorporation.

               5. Removal. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

               6. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of directors, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

                                    ANNEX C


                            MEMBERWORKS INCORPORATED

                            LONG TERM INCENTIVE PLAN

                             Effective July 1, 2003

1. PURPOSE

The purpose of the MemberWorks Long Term Incentive Plan (the "Plan") is to attract, motivate and retain key executives who contribute to the success of MemberWorks Incorporated and its subsidiaries and affiliates by providing such employees with competitive incentive compensation opportunities based on the achievement of specified performance goals.

2. DEFINITIONS

Whenever used in the Plan, the following words and phrases shall have the meanings set forth below:

(a)      "BOARD" means the Board of Directors of the Company.

(b) "CODE" means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.

(c) "COMMITTEE" means the committee established to administer the Plan pursuant to Section 3.

(d)      "COMPANY" means MemberWorks Incorporated.

(e) "COMPENSATION COMMITTEE" means the Executive Officer Development and Compensation Committee of the Board of Directors of the Company.

(f) "COVERED EMPLOYEE" means an employee who is covered by the deduction limitation of Section 162(m) of the Code.

(g)      "FISCAL YEAR" means the Company's fiscal year beginning each July 1.

(h) "LTIP AWARD" means a long term incentive compensation opportunity amount determined by the Committee pursuant to Section 5 below.

(i) "PARTICIPANT" means an employee who is eligible for an LTIP Award with respect to a Performance Cycle pursuant to Section 4.

(j) "PERFORMANCE CYCLE" means the three (3) Fiscal Year period used to determine the amount of an LTIP Award.

(k)      "PERFORMANCE   GOAL(S)"  means  the  business  performance   measure(s)
         established by the Committee pursuant to Section 5 with respect to a Performance Cycle to determine the amount payable for an LTIP Award.

3. ADMINISTRATION

(a) COMPENSATION COMMITTEE. Except as otherwise provided in paragraph (b) below, the Plan shall be administered by the Compensation Committee or such other committee appointed by the Board to administer the Plan.

(b) CODE SECTION 162(M) SUBCOMMITTEE. Notwithstanding paragraph (a), the Plan shall be administered by a subcommittee of the Compensation Committee (the "Subcommittee") with respect to any Participant who is a Covered Employee. The Subcommittee shall be comprised of two or more members of the Compensation Committee, each of whom shall qualify as an "outside director" as that term is used in Code Section 162(m) and Treasury Regulation Section 1.162-27(e)(3) (or any successor regulation thereto).

         With respect to Participants who are Covered Employees, the Subcommittee shall have all of the powers, rights, and duties granted to the Committee under this Plan and each reference to the "Committee" herein shall be deemed to be a reference to the "Subcommittee."

(c) Subject to the provisions of the Plan, the Committee has the sole authority and discretion:

         (i)      To select the employees eligible to participate in the Plan;

         (ii)     To construe and interpret the Plan;

         (iii) To make all designations and determinations specified in the Plan;

         (iv) To determine the amount of awards and payments, if any, to be made under the Plan and the status and rights of any participant or beneficiary to payments under the Plan; and

         (v) To decide all questions concerning the Plan and to make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.

(d) All decisions made by the Committee pursuant to the provisions of the Plan will be made in its sole discretion and will be final, conclusive, and binding upon all parties.

4. ELIGIBILITY

The Committee, in its sole and absolute discretion, will determine the employees who will be eligible for LTIP Awards with respect to a Performance Cycle. An employee's eligibility for an LTIP Award for any one Performance Cycle will be determined independently of his or her eligibility for an LTIP Award in any other Performance Cycle.

5. LTIP AWARDS

(a) The Committee, in its sole discretion, shall designate the employees who will be eligible for a LTIP Award for a Performance Cycle in accordance with the terms of this Plan and such other terms as may be established by the Committee.

(b) The amount of each LTIP Award shall be based on the attainment of one or more of the following specified objective business performance measures over the Performance Cycle as may be established by the Committee in its sole discretion: net income growth; cash flow growth; sales growth; pre-tax or post-tax profit levels; expense reduction levels; implementation of critical projects or processes; cash flow per share; earnings per share; total stockholder return and market price of the Company's Common Stock. For LTIP Awards not intended to comply with Code Section 162(m), the Committee may establish other performance measures as it deems appropriate. The Committee may establish an award range for each Participant for the Performance Cycle, and the amount within a Participant's award range that will be payable to a Participant based upon the achievement of one or more of the performance goals for the Performance Cycle. The Committee shall retain the discretion to reduce the amount of any LTIP Award that would otherwise be payable to a Participant (including a reduction in such amount to zero).

(c) The LTIP Award payable to a Participant with respect to any Performance Cycle shall not exceed $3,000,000.00.

(d) The designations required by this Section 5 shall be made in writing by the Committee not later than the 90th day following the beginning of each Performance Cycle commencing on or after July 1, 2004.

(e) As soon as reasonably practicable after the end of each Performance Cycle, the Committee shall determine whether the Performance Goals applicable to the LTIP Award have been achieved and the amount of the LTIP Award to be paid to each Participant for such Performance Cycle and shall certify such determinations in writing.

6. ENTITLEMENT AND AMOUNT OF PAYMENT

(a) CONTINUED EMPLOYMENT. Except as otherwise provided in this Section 6, a Participant will not be entitled to payment for a Performance Cycle unless he or she has remained continuously employed by the Company until the end of the Performance Cycle. The amount payable to a Participant who remains actively employed during the Performance Cycle will be equal to 100% of the Participant's LTIP Award for the Performance Cycle.

(b) INVOLUNTARY TERMINATION WITHOUT CAUSE OR RETIREMENT. In the event that a Participant's employment is terminated involuntarily by the Company without Cause or by reason of the Participant's Retirement, the Participant will be entitled to

         (i) for any completed Performance Cycle that has not yet been paid, payment equal to100% of his or her LTIP Award; and

         (ii) for any Performance Cycle which has commenced but has not been completed as of the date of the Participant's termination, payment equal to a pro rata portion (based on the number of full calendar months of active employment completed during such uncompleted Performance Cycle) of the LTIP Award that would have payable based on the actual performance results during the Performance Cycle and if the Participant had continued in active employment until the end of such Performance Cycle.

(c) DEATH OR TOTAL DISABILITY. In the event that a Participant's employment is terminated by reason of his or her death or Total Disability, the Participant or his or her designated beneficiary or legal representative will be entitled to

         (i) for any completed Performance Cycle that has not yet been paid, payment equal to 100% of his or her LTIP Award; and

         (ii) for any Performance Cycle which has commenced but has not been completed as of the date of the Participant's death or Total Disability, payment equal to 100% his or her LTIP Award for such Performance Cycle that would have payable for the Performance Cycle if the target for each Performance Goal applicable to the LTIP Award had been achieved.

(d) OTHER TERMINATION OF EMPLOYMENT. Participants not satisfying the requirements in this section will, upon termination of employment, forfeit the right to payment of all LTIP Awards under this Plan.

(e)      For purposes of this Section :

         (i) A Participant will be considered to have been terminated for "CAUSE" if his or her employment has been terminated by the Company for any of the following reasons: (i) the Participant's material dishonesty (including, without limitation, embezzlement, financial misrepresentation, fraud, theft, or other similar action) in his or her dealings with the Company or any other entity with which the Company is engaged in or attempting to be engaged in commerce; (ii) the Participant's conviction of, or entry of a plea of NOLO CONTENDERE to, the commission of a felony; (iii) any act or omission by the Participant that actually has, and which either the Participant intends to have or the Participant or a reasonable person would expect to have, a material adverse effect on the Company; or (iv) if the Participant is a party to an employment agreement governing the terms of his or her employment with the Company, and the employment agreement includes a definition of termination for cause, then for purposes of this Plan, the term Cause also includes the grounds included in such definition, provided that if the definition in the employment agreement is inconsistent with this Plan, the terms of this Plan shall control.

         (ii) "RETIREMENT" means a Participant's retirement from employment with the Company after attaining age 55 and completing at least 10 years of service (as determined under the Company's tax-qualified retirement plan).

         (iii) A Participant will be considered to be "TOTALLY DISABLED" if he or she has suffered a total or permanent disability as determined under the Company's long term disability benefits plan.

7. TIME AND FORM OF PAYMENT

(a) TIME OF PAYMENT. The amount payable to a Participant with respect to a LTIP Award shall be paid as soon as practicable, but no later than 30 days, following certification by the Committee as to the achievement of the Performance Goals applicable to the LTIP Award.

(b) FORM OF PAYMENT. The amount payable to a Participant shall be made in a single lump sum payment, at the discretion of the Committee (i) in cash, (ii) in shares of the Company's Common Stock, or (iii) in a combination of both.

(c) DEATH OR TOTAL DISABILITY. In the event of a Participant's death or Total Disability, payment of the Participant's LTIP Award(s) will be made to the Participant, his or her designated beneficiary (or beneficiaries), or his or her legal representative, as applicable, as soon as practicable following the Participant's death or Total Disability.

         The Participant's beneficiary (or beneficiaries) shall be designated by the Participant in the form and manner prescribed by the Committee, or to the participant's legal representative. If a Participant does not have a properly designated beneficiary, payment will be made to the Participant's estate.

8. DISSOLUTION, MERGER OR CHANGE IN CONTROL

(a) LIQUIDATION, DISSOLUTION. In the event that the Company is liquidated or dissolved, all outstanding LTIP Awards granted under the Plan shall become immediately vested and payable to Participants. The amount payable for each LTIP Award shall be determined by applying the Performance Goals applicable to the LTIP Award as if the Performance Cycle had ended on the last day of the fiscal quarter immediately preceding or coincident with the date of such liquidation or dissolution. The amount payable to each Participant shall be made in cash as soon as practicable, but no later than 30 days, after such event.

(b) CHANGE IN CONTROL. In the event of a "Change in Control" of the Company, outstanding LTIP Awards granted under the Plan shall be payable as follows:

         (i) The LTIP Award for each Performance Cycle which has not been completed as of the date of the Change in Control shall be determined by applying the Performance Goals applicable to the LTIP Award as if the Performance Cycle had ended on the last day of the fiscal quarter immediately preceding or coincident with the date of such event.

         (ii) The amount payable to a Participant for each such uncompleted Performance Cycle will be equal to a pro rata portion (based on the number of full calendar months from the beginning of the Performance Cycle until the date of the Change in Control) of Participant's LTIP Award for the Performance Cycle. Such amount shall be paid in cash to each Participant as soon as practicable, but no later than 30 days, after such event.

(c) CHANGE IN CONTROL. For purposes of this Section 8, a "CHANGE IN CONTROL" of the Company shall occur upon any of the following events:

         (i) Any transfer to, assignment to, or any acquisition by any person, corporation or other entity, or group thereof, of the beneficial ownership, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, of any securities of the Company, which transfer, assignment or acquisition results in such person, corporation, entity, or group thereof, becoming the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

         (ii) A majority of members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors prior to the date of the appointment or election.

         (iii) Any person, corporation or other entity, or group thereof acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than seventy-five percent (75%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

         (iv) The stockholders of the Company approve a plan of complete liquidation of the Company.

9. WITHHOLDING

The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, or local withholding tax requirements imposed with respect to the payment of any LTIP Award.

10. NO EFFECT UPON BENEFITS

By acceptance of any award under the Plan, each Participant agrees that neither the award nor any amount paid will affect the benefits under any benefit plan under which the availability or amount of benefits is related to compensation.

11. NON-TRANSFERABILITY OF RIGHTS

Except as expressly provided by the Committee, an Participant's rights and interests under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in an event of the participant's death), including, but not limited to, by way of execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such rights or interests of any participant under the Plan shall be subject to any obligation or liability of such participant other than any obligations or liabilities owed by the participant to the Company.

12. NO RIGHT TO LTIP AWARD OR CONTINUED EMPLOYMENT

Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person (a) any legal right to receive, or any interest in, an Incentive Bonus or any other benefit under the Plan or (b) any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company.

The Company expressly reserves any and all rights to discharge any Participant without incurring liability to any person under the Plan or otherwise. Notwithstanding any other provision hereof and notwithstanding the fact that a stated Performance Goal has been achieved or the individual LTIP Award amounts have been determined, the Company shall have no obligation to pay any LTIP Award hereunder unless the Committee otherwise expressly provides by written contract or other written commitment.

13. UNFUNDED PLAN

The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. A Participant's rights to payment under the Plan shall be limited to those of a general creditor of the Company.

14. NO OTHER AGREEMENTS OR UNDERSTANDINGS

Except as expressly provided in this Plan, or in a written agreement between the Company and a Participant that specifically refers to LTIP Awards, this Plan represents the sole agreement between the Company and participants concerning its subject matter and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between the parties concerning its subject matter.

15. ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

(a) Subject to the approval of the Plan by the holders of a majority of the Company Common Stock represented and voting on the proposal at an annual meeting of Company stockholders, the Plan shall be effective for the Fiscal Year of the Company commencing July 1, 2003 and shall continue in effect until the fifth anniversary of the date of such stockholder approval, unless earlier terminated as provided below. Upon such approval of the Plan by the Company's stockholders, all LTIP Awards awarded under the Plan on or after July 1, 2003 shall be fully effective as if the stockholders had approved the Plan as of July 1, 2003.

(b) Subject to the limitations set forth in this subsection, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable; PROVIDED, however, that the Board shall not amend the Plan in any of the following respects without the approval of stockholders then sufficient to approve the Plan in the first instance:

         (i) To increase the maximum amount of any LTIP Award that may be paid under the Plan or otherwise materially increase the benefits accruing to any Participant under the Plan;

         (ii) To materially modify the requirements as to eligibility for participation in the Plan; or

         (iii)    To change the material terms of a stated Performance Goal.

(c) No LTIP Award may be awarded during any suspension or after termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any LTIP Award previously awarded under the Plan.

16. GOVERNING LAW

The Plan and all actions taken pursuant to the Plan will be governed by, and construed in accordance with, the laws of the State of Connecticut applied without regard to conflict of law principles.

                                                                         ANNEX D

                            MEMBERWORKS INCORPORATED

              CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

I.       Purpose

         The purpose of the Corporate Governance and Nominating Committee (the "Committee") shall be to assist the board of directors in identifying individuals qualified to become members of the board; to recommend to the board nominees for director in connection with the Company's proxy statement and annual meeting of stockholders; and to assist the board in developing and implementing the Company's Corporate Governance Principles.

II.      Responsibilities and Duties

         In furtherance of its purpose, the Committee shall have the following authority and responsibilities:

         (i) To lead the search for candidates qualified to become directors and to recommend such candidates to the board for election thereto considering input from the Chief Executive Officer and all directors;

         (ii) To establish criteria for persons to be nominated for election to the board and its committees, taking into account the composition of the board as a whole. At a minimum, the criteria should include a non-employee director candidate's qualification as "independent," under the various standards applicable to the Company, the board and each of its committees (as identified in the Company's Corporate Governance Principles), as well as a director candidate's depth of experience and availability, the balance of his or her business interest and experience and the need for any required expertise on the board or one of its committees. With respect to incumbent directors, the Committee will also consider the performance of such director. In addition, the Committee will determine whether qualifications for membership on each committee of the board are met;

         (iii) To consider suggestions by the President/Chairman of the board for directors to serve on board committees, including the chair of each committee, and to recommend to the board the members and chair of all standing committees;

         (iv) To review the Board's Committee structure and to recommend to the board for its approval the duties that will be in the charter of any new standing committee of the board;

         (v) To annually develop and oversee an evaluation of the board and individual directors by collecting comments and evaluations from each director and any other constituents the Committee deems relevant to such assessment;

         (vi) To review senior management and director compliance with any board-approved stock ownership requirements;

         (vii) To assist the board in the development of director's responsibilities, including basic duties and responsibilities with respect to attendance at board meetings and advance review of meeting materials;

         (viii) To establish and maintain a director orientation program for new directors;

         (ix) To develop, or make available, a continuing education program conducted either internally or externally for all directors;

         (x)      To  review  any  apparent  or  actual  conflicts  of  interest involving any of the Company's Executive Officers or directors, including but not limited to requests by directors or Executive Officers to serve on outside board of directors;

         (xi)     To assist the board with oversight of the Company's policies;

         (xii) To review the Company's plans and programs with respect to risk management and related insurance coverage;

         (xiii)   To review the independence of each non-employee director; and

         (xiv) To review the continued appropriateness of board membership when a director changes the employment and/or outside directorship position he or she held when elected to the board.

III.     Advisors

         The Committee shall have the exclusive authority, at the Company's expense, to retain (including authority to approve fees and other retention terms) any search firms to be used to identify director candidates, and such independent consulting, legal and other advisors as it shall deem appropriate to fulfill its responsibilities without management or board approval.

IV.      Meetings

         The Committee shall meet at least three times annually, or more frequently if circumstances dictate. Any member of the Committee may call a meeting of the Committee upon due notice to each other member at least seventy-two hours prior to the meeting. Two members shall constitute a quorum. If a quorum is present, a majority of the members present shall decide any question brought before the Committee.

V.       Minutes

         The Committee will keep minutes of each meeting. The minutes will be kept by the General Counsel or by a member of the Committee.

VI.      Committee Chair

         The Committee chair will be a director appointed by the board. If the Committee chair is absent from a meeting, another member of the Committee will act as chair.

VII.     Term

         Members will be appointed by the board for a one-year term or until a successor is appointed and qualified. The Board will fill vacancies on the Committee and may remove a Committee member from the Committee at any time without cause.

VIII.   Number of Members

         The Committee shall consist of at least three members of the Board as the board shall from time to time determine.

IX.      Membership

        All of the members of the Committee shall be independent as determined by the board applying the definition of (i) "independent director" as established by the Nasdaq Stock Market, Inc. ("NASDAQ"); (ii) "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and the rules promulgated thereunder as well as the Sarbanes-Oxley Act of 2002; and (iii) "outside director" under Section 162(m) of the Internal Revenue Code of 1986 and the rules promulgated thereunder, all as amended from time-to-time.

X.       Subcommittees

         The  Committee  may  delegate   authority   and   responsibilities   to
         subcommittees as it deems proper.

XI.     Non-member Attendance

        The Chief Executive Officer, the Chief Financial Officer and the General Counsel of the Company will be invited to each meeting; however, the Committee will meet at least twice each year without management participation. Attendance may be by telephone as provided in the Company's bylaws.

XII.    Amendment and Revision

        Not less than annually, the Committee will review this charter and recommend to the board any changes it deems advisable. The board may, at any time (acting on its initiative, or on recommendation of the Committee), amend this charter.

XIII.   Agenda

        The agenda for each meeting will be set by the Committee chair after conferring with the other Committee members and with the appropriate members of management.

XIV.    Board Reports

        The Committee will inform the board from time-to-time of the actions it has taken in fulfillment of the Committee's responsibilities under this charter.

XV.     Performance Review

        The Committee will annually review its performance, which will include eliciting input from management and the board on the performance of the Committee. The Committee will report the results of such self-assessment to the board.

                            MEMBERWORKS INCORPORATED

                PROXY FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, NOVEMBER 18, 2004

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
               COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE

The undersigned having received notice of the 2004 Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Gary A. Johnson and James B. Duffy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 2004 Annual Meeting of Stockholders of the Company to be held on Thursday, November 18, 2004 at 9:30 a.m. local time at the Westin Hotel, 1 First Stamford Place, Stamford, Connecticut 06902, and any adjournments thereof, and to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                 Please Detach and Mail in the Envelope Provided

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. To consider and vote upon a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's name to Vertrue Incorporated.

                                 FOR       AGAINST        ABSTAIN
                                [   ]       [   ]          [   ]

2. To consider and vote upon a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to declassify the board of directors of the Company so that all directors are elected annually. Three directors will be elected for a term of three years, unless Proposal 2 is adopted, in which case the three directors will serve until the 2005 annual meeting.

                                 FOR       AGAINST        ABSTAIN
                                [   ]        [   ]          [   ]

3. To elect the following nominees for director:

                                 FOR      WITHHOLD                                  FOR     WITHHOsLD
   If Proposal 2 is not approved:                     If Proposal 2 is approved:
   Scott N. Flanders            [   ]      [   ]      Alec L. Ellison               [   ]      [   ]
   Michael T. McClorey          [   ]      [   ]      Marc S. Tesler                [   ]      [   ]
   Edward M. Stern              [   ]      [   ]      Scott N. Flanders             [   ]      [   ]
                                                      Michael T. McClorey           [   ]      [   ]
                                                      Edward M. Stern               [   ]      [   ]
                                                      Gary A. Johnson               [   ]      [   ]
                                                      Robert Kamerschen             [   ]      [   ]

4. To consider and to vote upon the adoption for the 2004 Long Term Incentive Plan.


                                 FOR       AGAINST        ABSTAIN
                                [   ]       [   ]          [   ]



5. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the current year.


                                 FOR       AGAINST        ABSTAIN
                                [   ]       [   ]          [   ]




THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL NUMBER 2.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT, AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL NUMBER 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE FOR ADDRESS               MARK HERE IF YOU PLAN TO
CHANGE AND NOTE AT LEFT   [   ]     ATTEND THE MEETING        [   ]

Signature ____________________   Signature if held jointly ___________________

Dated ________________, 2004.


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED
         OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.